    As filed with the Securities and Exchange Commission on February 8, 2001
                                                      REGISTRATION NO. 333-38374
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------
                               F.N.B. CORPORATION
             (Exact name of Registrant as specified in its charter)

             PENNSYLVANIA                                25-1255406
     (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)                 Identification No.)

                              ONE F.N.B. BOULEVARD
                               HERMITAGE, PA 16148
                                 (724) 981-6000

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                    GARY TICE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              ONE F.N.B. BOULEVARD
                               HERMITAGE, PA 16148
                                 (724) 981-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:


                            ROBERT C. SCHWARTZ, ESQ.
                         SMITH, GAMBRELL & RUSSELL, LLP
                            SUITE 3100, PROMENADE II
                           1230 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30309

        Approximate date of commencement of proposed sale to the public: As soon as practicable. This post-effective amendment shall become effective immediately upon filing pursuant to Rule 462(a) under the Securities Act of 1933.
        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               F.N.B. CORPORATION

                              DIVIDEND REINVESTMENT
                                       AND
                           DIRECT STOCK PURCHASE PLAN

    THIS PROSPECTUS RELATES TO AN AGGREGATE OF 200,000 SHARES OF COMMON STOCK OF F.N.B. CORPORATION REGISTERED FOR SALE UNDER ITS DIVIDEND REINVESTMENT AND
                DIRECT STOCK PURCHASE PLAN. THE COMMON STOCK OF
     F.N.B. CORPORATION IS LISTED FOR TRADING ON THE NASDAQ NATIONAL MARKET
          UNDER THE SYMBOL "FBAN." IT IS SUGGESTED THAT THIS PROSPECTUS
                        BE RETAINED FOR FUTURE REFERENCE.



                       -----------------------------------

                       -----------------------------------

                       -----------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                                                               Prospectus
                                                               February 8, 2001

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
F.N.B. Corporation Dividend Reinvestment and Direct Stock Purchase Plan......................................   1
F.N.B. Corporation...........................................................................................   1
Summary of the Plan..........................................................................................   2
Administrator of the Plan....................................................................................   3
Enrollment...................................................................................................   3
Investment Options:
      Dividend Reinvestment..................................................................................   4
      Optional Cash Investments..............................................................................   5
Purchase of Shares Through the Plan..........................................................................   6
Sale of Shares Held Under the Plan...........................................................................   7
Timing and Control...........................................................................................   7
Independent Broker ..........................................................................................   8
Safekeeping of Your Stock Certificates and Book Entry........................................................   8
Gifts or Transfers of Shares.................................................................................   9
Issuance of Certificates.....................................................................................   9
Plan Service Fees............................................................................................  10
Tracking Your Investments....................................................................................  10
U.S. Federal Income Tax Information..........................................................................  11
Miscellaneous:
      Available Information/Incorporation of Documents by Reference..........................................  11
      Stock Splits, Stock Dividends and Other Distributions..................................................  12
      Voting of Proxies......................................................................................  12
      Responsibility of Administrator and F.N.B. Corporation.................................................  13
      Future Dividends.......................................................................................  13
      Use of Proceeds........................................................................................  13
      Legal Matters..........................................................................................  13
      Plan Modification or Termination.......................................................................  13
      Change of Eligibility; Termination.....................................................................  14
      Foreign Participation..................................................................................  14
      Experts................................................................................................  14

                               F.N.B. CORPORATION

              DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

This prospectus describes the F.N.B. Corporation Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan"). The Plan was approved by the Board of Directors of F.N.B. Corporation ("F.N.B." or the "Corporation") on September 22, 1997, and became effective on March 1, 1999. The Plan provides a convenient way for current or prospective shareholders to purchase shares of Common Stock of F.N.B. without paying a brokerage commission.


You do not have to be a current shareholder of F.N.B. to participate in the Plan. You can purchase your first shares of F.N.B. Common Stock through the Plan by making an initial purchase of $1,000 or more. The Plan is administered by F.N.B.'s wholly-owned subsidiary, First National Bank of Naples (see "Administrator of the Plan" on page 3).


                               F.N.B. CORPORATION

F.N.B. is a financial holding company registered under the Bank Holding Company Act of 1956, as amended. Through its subsidiaries, F.N.B. provides retail, commercial and corporate banking services, as well as a variety of other financial services. F.N.B.'s principal executive office is located at One F.N.B. Boulevard, Hermitage, Pennsylvania 16148, and its telephone number is (724) 981-6000. F.N.B.'s Common Stock is listed for trading on the Nasdaq National Market under the symbol "FBAN."

As a financial holding company, the principal source of funds for the payment of dividends on F.N.B. stock are dividends received by F.N.B. from its subsidiaries. Various federal and state statutes, regulations and guidelines limit the amount of dividends these subsidiaries may pay to F.N.B. and for that reason may limit the amount of dividends F.N.B. can pay to the holders of F.N.B. stock.

F.N.B. provides a more detailed description of its current business, including an overview of the regulatory environment within which its financial institution and consumer finance subsidiaries operate, in its annual report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and incorporated by reference herein. A copy of F.N.B.'s most recent annual report on Form 10-K or any of the other documents incorporated by reference herein can be obtained without charge, by contacting F.N.B. Shareholder Services at (888) 441-4362 or by written request to: F.N.B. Shareholder Services, P.O. Box 11929, Naples, Florida 34101-1129. (Also see "Available Information/Incorporation of Documents by Reference" on page 11.)


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               SUMMARY OF THE PLAN


[ ]      GENERAL: The Plan allows you to acquire shares of F.N.B. Common Stock in two ways:

                  - through the reinvestment of cash dividends you receive on your shares of F.N.B. stock enrolled in the Plan; and/or
                  -        by making optional cash investments.

The Plan provides a means of acquiring additional shares in a systematic and convenient manner, with brokerage commissions on your stock purchases paid on your behalf by F.N.B.

[ ]      ENROLLMENT: Persons who are not already F.N.B. shareholders can enroll in the Plan by making an initial cash investment of $1,000 in the Plan. Current shareholders can enroll in the Plan by making an initial cash investment of $1,000 or by enrolling $1,000 worth of F.N.B. stock in the Plan or any combination of cash and stock amounting to $1,000. Existing F.N.B. shareholders and new shareholders can enroll by submitting a completed Enrollment Form. If your shares are held in a brokerage account, you may participate directly in the Plan by arranging to have some or all of your shares issued in your own name and then enrolled with the Plan in your name.

[ ]      REINVESTMENT OF DIVIDENDS: After you are enrolled in the Plan, you can reinvest all or a portion of the cash dividends payable on your shares of F.N.B. Common and Preferred Stock held in the Plan toward the purchase of additional shares of F.N.B. Common Stock WITHOUT PAYING ANY BROKERAGE COMMISSIONS. Full reinvestment of your dividends is possible because F.N.B. will credit your account with both whole and fractional shares. F.N.B. pays dividends on both whole shares and fractional shares.


[ ]      OPTIONAL CASH PURCHASES: After you are enrolled in the Plan, you can buy additional shares of F.N.B. Common Stock without paying any commissions. You can invest a minimum of $50 at any one time, up to a maximum of $10,000 in the aggregate per calendar quarter. You can pay by check or have your payments automatically withdrawn from your bank account.


[ ]      SAFEKEEPING OF CERTIFICATES: As a participant in the Plan, you can deposit any of your F.N.B. stock certificates with the Plan Administrator for safekeeping, even stock certificates representing shares which are not participating in the dividend reinvestment feature of the Plan. There is no charge for the safekeeping service, and you may request at any time that a certificate for your shares be sent to you.

[ ]      GIFTS OR TRANSFERS OF SHARES: You can gift or transfer to others your
F.N.B. shares held in the Plan.

[ ]      SELL SHARES CONVENIENTLY: If you choose to have the Plan Administrator arrange to sell shares of F.N.B. Common Stock held in your Plan account, you may pay fees lower than those typically charged by brokers.

[ ]      TRACKING YOUR INVESTMENT: You will receive a quarterly statement for each quarter in which your account has activity summarizing year-to-date activity, including dividend reinvestments, purchases, sales, transfers, certificate deposits/withdrawals. The statement will consolidate all shares held by you in the Plan and in certificate form. All participants receive an annual statement for each calendar year in which they participate in the Plan.

                            ADMINISTRATOR OF THE PLAN


F.N.B. has designated its wholly-owned subsidiary, First National Bank of Naples (the "Administrator" or "F.N.B. Shareholder Services"), to administer the Plan and act as agent for Plan participants. The Administrator will hold shares for Plan participants, keep records, mail statements, arrange for the purchase and sale of shares for Plan participants as described below, and perform other duties required by the Plan.


THE ADMINISTRATOR MAY BE CONTACTED AT THE FOLLOWING ADDRESS AND TELEPHONE
NUMBER:

                           F.N.B. SHAREHOLDER SERVICES
                                 P.O. BOX 11929
                              NAPLES, FL 34101-1129

                             TELEPHONE: 888-441-4362
                                FAX: 941-436-1673

                                   ENROLLMENT


Any person, whether or not such person currently owns F.N.B. Common Stock, meeting the requirements outlined below is eligible to participate in the Plan. If you live outside the United States, you should first determine if there are any governmental regulations that would prohibit your participation in the Plan.

- IF YOU DO NOT CURRENTLY OWN ANY F.N.B. STOCK, you can join the Plan by making an initial investment of at least $1,000, but not more than $10,000. You can join the Plan by returning a completed Enrollment Form to F.N.B. Shareholder Services along with your check or money order payable to F.N.B. Shareholder Services. F.N.B. Shareholder Services will arrange for an independent broker to purchase shares for your account in the open market. We will pay the sales commissions for you. Your account will be established and initial shares will be purchased for you within five days of F.N.B. Shareholder Services' receipt of your Enrollment Form and initial investment. You will not receive any interest on amounts held pending investment. (See "Purchase of Shares Through the Plan" on page 6 and "Independent Broker" on page 8.)

- IF YOU ALREADY OWN F.N.B. STOCK AND THE SHARES ARE REGISTERED IN YOUR NAME, you may join the Plan by returning a completed Enrollment Form to F.N.B. Shareholder Services and either making an initial cash investment of $1,000 or enrolling $1,000 worth of F.N.B. stock in the Plan.

- IF YOU ALREADY OWN F.N.B. STOCK AND THE SHARES ARE HELD IN "STREET NAME" THROUGH A BROKERAGE, BANK OR OTHER INTERMEDIARY ACCOUNT, you may join the Plan by transferring at least $1,000 worth of your F.N.B. stock to the Plan. To do so, you must request that your broker arrange to have some or all of your stock registered in your name and submit an Enrollment Form to F.N.B. Shareholder Services requesting that such stock be transferred to the Plan. F.N.B. Shareholder Services, upon receipt of a properly completed Enrollment Form, will assist you in the transfer of those shares specified by you for enrollment in and credit to your account under the Plan. Your participation in the Plan will commence when the shares of F.N.B. stock are received by F.N.B. Shareholder Services from the transferring broker.

- ELIGIBLE EMPLOYEES, DIRECTORS AND ADVISORY DIRECTORS OF F.N.B. OR ANY OF ITS AFFILIATES NOT CURRENTLY ENROLLED IN THE PLAN may enroll in the Plan by completing the Enrollment Form and, if they wish to make purchases through payroll deduction or receive F.N.B. Common Stock of an amount equivalent to their directors' fees, by signing a Payroll Deduction Authorization Form and returning the forms to the Personnel Department of the affiliate with which they are employed. Participation by employee participants electing the payroll deduction option will begin on the first payroll date after the Personnel Department has received the completed forms. Employees, directors and advisory directors of F.N.B. and its affiliates may also participate without payroll deduction by forwarding an initial payment of at least $50 along with their Enrollment Form.


                               INVESTMENT OPTIONS

Once enrolled in the Plan, you will have the following options for acquiring additional shares of F.N.B. Common Stock through the Plan:


- DIVIDEND REINVESTMENT: You may choose to reinvest all or a portion of the cash dividends paid on the shares in your Plan account toward the purchase of additional shares of F.N.B. Common Stock. You may change your dividend reinvestment election at any time EXCEPT between the record and payment dates for a dividend by notifying F.N.B. Shareholder Services (see Enrollment Form). For a particular dividend to be reinvested, your notification must be received prior to the record date for that dividend (the record date is normally two weeks prior to the dividend payment date).


         If you elect to reinvest your dividends, you must choose one of the following when completing the Dividend Reinvestment section of the Enrollment Form:


                           FULL DIVIDEND REINVESTMENT

Purchase additional shares by reinvesting all of your cash dividends.

                          PARTIAL DIVIDEND REINVESTMENT

If you choose to reinvest less than all of your dividends, you must select one of the following options identified in the Plan Enrollment Form:

OPTION 1. Receive a cash dividend payment based on the number of full shares you specify. Reinvest the dividends on all remaining shares. This option allows you to receive a fixed amount of cash each quarter (assuming that the dividend paid on F.N.B. Common Stock is the same in each quarter).

OPTION 2. Reinvest dividends based on the number of full shares you specify. Receive a cash dividend payment on all remaining shares. This option allows you to receive an increasing amount of cash each quarter (again, assuming that the dividend paid by F.N.B. is the same in each quarter).

See "Miscellaneous - Future Dividends" for a discussion of certain factors which may affect future payment of dividends by F.N.B.


                            NO DIVIDEND REINVESTMENT


You may have all of your cash dividends remitted to you by check (via U.S. Mail) or ACH.

-        OPTIONAL CASH INVESTMENTS: You can make your initial purchase of F.N.B.
         shares to enroll in the Plan or purchase additional shares of F.N.B. Common Stock by using the Plan's optional cash investment feature and completing the appropriate part of the Enrollment Form. Following your initial purchase of F.N.B. Plan shares, you may invest at least $50 at any one time and cannot invest more than $10,000 in a calendar quarter. Interest will not be paid on amounts held pending investment. You may make your optional cash investments by either of the following three methods:

         (1) BY AUTOMATIC WITHDRAWAL FROM YOUR BANK ACCOUNT: If you wish to make regular purchases, you may authorize an automatic withdrawal from your bank account by completing the appropriate part of the Enrollment Form. This feature enables you to make ongoing investments without writing a check. You may elect to have funds automatically deducted from your account on a monthly basis on the 1st day of the month or on a semi-monthly basis on the 1st and 15th day of each month. If one of these dates falls on a bank holiday or weekend, funds will be deducted on the next business day. Please allow four to six weeks for the first automatic withdrawal to be initiated. You must notify F.N.B. Shareholder Services in writing to change or terminate automatic withdrawal.

         (2) BY CHECK OR MONEY ORDER: You may make optional cash purchases at any time by sending a check or money order payable to F.N.B. Shareholder Services. Optional cash purchases must be in U.S. dollars, and checks and money orders must be drawn on a U.S. financial institution. Do not send cash. To facilitate processing of your purchase order, please use the transaction stub located on the bottom of your statement. Mail your payment and transaction stub to the address specified on the statement. You may not sell or withdraw shares purchased by check for a period of 14 days from the date F.N.B. Shareholder Services receives your check.

         (3) BY PAYROLL DEDUCTION (ELIGIBLE EMPLOYEES OF F.N.B. OR ITS AFFILIATES ONLY): The minimum contribution amounts described in this Prospectus under the subheading entitled "Enrollment" (see page 3) are not applicable to contributions made by employee participants through payroll deduction. Employees of F.N.B. or its affiliates may elect to make regular purchases under the Plan by authorizing an automatic deduction from their paychecks. The minimum payroll deduction permitted is $10 per pay period, and payroll deductions may be authorized in any amount in excess of the $10 minimum deduction so long as it is a multiple of $5. However, employee participants who elect to make optional cash purchases, but do not elect payroll deduction, are subject to the minimum and maximum contribution amounts applicable to Plan participants generally as described in this Prospectus under the subheading entitled "Enrollment" (see page 3).

                  An employee participant may increase or decrease the amount of or discontinue his or her authorized payroll deduction at any time by completing and signing the appropriate form and returning it to the Personnel Department.


                       PURCHASE OF SHARES THROUGH THE PLAN

-        SOURCE AND PRICING OF SHARES:


         SOURCE OF SHARES: F.N.B. Shareholder Services will arrange to acquire shares needed to effect purchases under the Plan (including both shares purchased upon reinvestment of dividends and shares purchased with optional cash payments) either by using an independent broker which is not affiliated with F.N.B. or the Administrator (the "Independent Broker") to effect such purchases in ordinary, open market transactions, or by purchasing the shares directly from F.N.B.

         All fractional shares which are purchased through the Plan are calculated to the third decimal place and are credited to your account in book entry form.

                  PRICING OF SHARES PURCHASED IN THE OPEN MARKET: For any Plan shares purchased in the open market, your per share purchase price will be the weighted average price paid for all shares comprising the Plan purchase order in which your shares were included. The Independent Broker will use its discretion to execute purchase orders in open market transactions so as to achieve "best execution" for each aggregate Plan order. For this purpose, the Independent Broker may fill each aggregate Plan order in more than one trade or on more than one day. Commissions and other fees incurred by the Plan for such purchases will be paid on your behalf by F.N.B., but will be income to you for income tax purposes.

                  PRICING OF SHARES PURCHASED DIRECTLY FROM F.N.B.: For any Plan shares purchased directly from F.N.B., your purchase price per share will be the average of the closing bid and ask prices quoted on the Nasdaq National Market on the day the shares are purchased. For quarterly reinvestment of dividends, your price per share will be the average of the closing bid and ask prices quoted on the Nasdaq National Market on the dividend payment date. If F.N.B. Common Stock does not trade on the Nasdaq National Market on the day on which the shares are to be priced, then the price per share will be determined by F.N.B. on the basis of such market quotations as it considers appropriate.

                  In order to realize more efficient execution of purchase orders, F.N.B. Shareholder Services may hold any funds received from dividends on shares held in the Plan for reinvestment and/or as funds received as initial or optional cash investments for a period of up to five business days and combine these funds into a single purchase order. No funds will be held by F.N.B. Shareholder Services for more than five business days prior to arranging for shares to be purchased with the funds, however, depending on the volume of orders received, F.N.B. Shareholder Services may complete such combined purchase order as frequently as daily. If shares are purchased for your Plan account through such a combined purchase order, your per share purchase price will be determined as the weighted average purchase price for all shares included in the combined purchase order.

         - NO INTEREST PENDING INVESTMENT: No interest is paid on initial or optional cash investments pending the investment of such amounts in F.N.B. Common Stock.

                       SALE OF SHARES HELD UNDER THE PLAN


You may sell any number of shares held in your Plan account in either of two ways. First, you may request certificates for your shares and arrange for the sale of the shares through a broker-dealer of your choice (See "Issuance of Certificates" on page 9). Second, you may request that F.N.B. Shareholder Services arrange for the sale of your shares in open market transactions (see "Independent Broker" on Page 8). Sale of your shares through F.N.B. Shareholder Services requires your payment of a transaction fee (see "Plan Service Fees" on page 10), and any applicable brokerage commission.

In order to realize more efficient execution of sale orders, F.N.B. Shareholder Services may aggregate all sale orders received over any five business-day period into one combined sale order. In no event will F.N.B. Shareholder Services wait more than five business days to effect your sale order, but may do so as frequently as daily depending on the volume of orders received. If an Independent Broker is used to effect a sale order, such broker will use its discretion to achieve best execution. For this purpose, the Independent Broker may sell each combined sale order in more than one trade or in a series of trades on more than one trading day. The per-share sales price for shares sold for you as part of a combined sale order will be the weighted average price obtained for all shares sold in the combined sale order in which your shares were sold.

For any sale of your Plan shares through F.N.B. Shareholder Services, you will receive your portion of the proceeds of the sale less a sales transaction fee, applicable brokerage commission (see "Plan Service Fees" on page 10), and any required tax withholdings (see "U.S. Income Tax Information" on page 11).

Please note that if you do not purchase shares in the Plan by automatic withdrawal or payroll deduction and your total holdings in the Plan fall below a minimum number of shares (as established by F.N.B. Shareholder Services from time to time), F.N.B. Shareholder Services may in its sole discretion liquidate the balance of shares in your Plan account and pay the proceeds to you, less any applicable fees, and close your Plan account.


                               TIMING AND CONTROL


Because F.N.B. Shareholder Services will purchase or sell the shares on behalf of the Plan, neither F.N.B. Corporation nor any Participant in the Plan has the authority or power to control the timing or pricing of these shares. Therefore, you will not be able to precisely time your transaction through the Plan, and will bear the market risk associated with fluctuation in the price of F.N.B.'s Common Stock. In other words, when you send in funds to purchase or a request to sell shares, the market price of F.N.B. Common Stock may go down or up between the time you send in your order and the time your transaction is completed.

                               INDEPENDENT BROKER


At the discretion of F.N.B., purchases and sales of shares of F.N.B. Common Stock for Plan participants will be effected either through a direct purchase from, or sale to, F.N.B. or by an Independent Broker appointed by F.N.B. Shareholder Services.

When F.N.B. Shareholder Services effects purchases or sales of shares for the accounts of Plan participants by an Independent Broker, the Independent Broker will purchase or sell all such shares in ordinary, open market transactions over the Nasdaq National Market. Neither F.N.B. nor F.N.B. Shareholder Services nor any other affiliate of F.N.B. may exercise any control over any of the following aspects of transactions effected through an Independent Broker: (i) the number of shares to be purchased or sold for the Plan by the Independent Broker (which number will be determined by the Independent Broker based on the number of shares required to fund dividend reinvestment for participants or optional cash purchases by Plan participants since the most recent purchase of shares by the Independent Broker for Plan participants or otherwise to complete sale orders requested by F.N.B. Shareholder Services); (ii) the price at which such shares are purchased or sold; (iii) the timing of purchases or sales (except for the Plan provisions requiring purchases or sales to occur at least weekly or, in the case of purchases to fund dividend reinvestment, on each dividend date); (iv) the manner in which shares are purchased; or (v) the selection of any broker or dealer (other than the Independent Broker) through which purchases or sales may be effected.


              SAFEKEEPING OF YOUR STOCK CERTIFICATES AND BOOK ENTRY


Shares of F.N.B. Common Stock purchased for your account under the Plan will be maintained in your Plan account in "book entry form" (this means you will not receive a stock certificate; rather a record of your ownership position will be maintained by computer or other electronic media). Certificates for shares held in book entry form under the Plan will be issued only upon written request to F.N.B. Shareholder Services. (See "Issuance of Certificates" on page 9.) You will receive a quarterly statement detailing the status of your holdings. For more information, see "Tracking Your Investments" on page 10.

In addition, you may use the Plan's safekeeping service (book entry form) to deposit your existing F.N.B. Common Stock certificates at no cost without being required to reinvest dividends or to make optional cash purchases (see Enrollment Form). Safekeeping is beneficial because you greatly reduce the risk and cost associated with the loss, theft, or destruction of your stock certificates. If your shares are held by the Plan in safekeeping, you will have the option of receiving cash dividends, reinvesting your dividends or taking advantage of the sale of shares and gift features of the Plan.

To use the Plan's safekeeping service, send your certificates to F.N.B. Shareholder Services by registered mail with written instructions to deposit them in safekeeping. Do not endorse the certificate or complete the assignment section. Please note that you will bear the full risk of loss in the event your certificates are lost prior to receipt by F.N.B. Shareholder Services.

                          GIFTS OR TRANSFERS OF SHARES


YOU CAN GIVE OR TRANSFER F.N.B. SHARES TO ANYONE YOU CHOOSE BY ANY OF THE FOLLOWING METHODS:

         -        Making an initial $1,000 cash investment or transfer of F.N.B.
                  stock with a market value of $1,000 to a Plan account established in the recipient's name; or

         - Submitting an optional cash investment on behalf of an existing participant in the Plan in an amount not less than $50 per investment, and not exceeding $10,000 in any calendar quarter; or

         - Transferring shares with $1,000 market value from your Plan account to the recipient's Plan account; or


         - Authorizing an automatic withdrawal from your bank account of a specified amount (not less than $1,000 initially and $50 subsequently) to be contributed to the recipient's Plan account.


The transfer of Plan shares to another person's Plan account is subject to compliance with any applicable laws. To effect such a transfer, you must execute a stock assignment form, have your signature guaranteed by a financial institution participating in the Medallion Guarantee Program and return the stock assignment form to F.N.B. Shareholder Services. The Medallion Guarantee Program ensures that the individual signing the certificate or initiating the instruction is in fact the registered owner of the shares. A stock assignment form can be obtained from F.N.B. Shareholder Services. If the person to whom the shares are gifted or transferred is not a Plan participant, F.N.B. Shareholder Services will open an account for the person and enroll him or her in the Plan upon receipt of a completed Enrollment Form.

You may not pledge or grant a security interest in Plan shares or transfer Plan shares outside of the Plan unless certificates representing the shares have been issued to you by F.N.B. Shareholder Services.


If you need additional assistance, please call F.N.B. Shareholder Services at 888-441-4362.

                            ISSUANCE OF CERTIFICATES


You can withdraw all or some of the shares from your Plan account by notifying F.N.B. Shareholder Services. Certificates will be issued for whole shares only. In the event your request involves withdrawal of a fractional share, a check for the value of the fractional share as of the date of certification (less any applicable fees) will be mailed to you. You should receive your certificate and any accompanying check within two to three weeks of receipt of your request.


Certificates will be issued in the name(s) in which the account is registered unless otherwise instructed. If the certificate is issued in a name other than the name(s) in which your Plan account is registered, the signature on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Guarantee Program, as described above.

                                PLAN SERVICE FEES


ENROLLMENT FEE............................................................................................No Charge
PURCHASE OF SHARES........................................................................................No Charge
SALE OF SHARES (partial or full):
         Transaction Fee....................................$10.00 per sale transaction, plus brokerage commissions
REINVESTMENT OF DIVIDENDS.................................................................................No Charge
OPTIONAL CASH INVESTMENTS VIA CHECK OR AUTOMATIC INVESTMENT...............................................No Charge
GIFT OR TRANSFER OF SHARES................................................................................No Charge
SAFEKEEPING OF STOCK CERTIFICATES.........................................................................No Charge
CERTIFICATE ISSUANCE......................................................................................No Charge
RETURNED CHECKS AND FAILED ACH DEBITS DUE TO INSUFFICIENT FUNDS,
STOP PAY ORDERS, CLOSED ACCOUNTS, ETC.
         (see "Insufficient Funds Assessments" below)........................................................$30.00
ORIGINAL STATEMENTS.......................................................................................No Charge
DUPLICATE STATEMENTS
         Current year.....................................................................................No Charge
         Prior calendar year periods....................................................$10.00 flat fee per request



THE PLAN SERVICE FEES ARE SUBJECT TO CHANGE FROM TIME TO TIME BY F.N.B. SHAREHOLDER SERVICES. WHEN A FEE IS ASSESSED, F.N.B. SHAREHOLDER SERVICES WILL DEDUCT THE APPLICABLE FEES AND/OR COMMISSIONS FROM EITHER CASH BEING HELD PENDING INVESTMENT OR PROCEEDS FROM A SALE.

INSUFFICIENT FUNDS ASSESSMENTS. A fee will be assessed for any check that is returned or any ACH debit that fails due to insufficient funds, stop pay order, closed account or due to other failure. By enrolling in the Plan, you agree that in the event F.N.B. Shareholder Services purchases shares on your behalf and your payment for the shares fails due to insufficient funds, stop pay order, closed account or other failure, F.N.B. Shareholder Services may sell any shares held in your Plan account in an open market transaction in order to collect the insufficient funds assessment and to recover any transactions costs and losses incurred by F.N.B. Shareholder Services in purchasing such shares.


                            TRACKING YOUR INVESTMENTS


All participants in the Plan, regardless of the absence of account activity during the prior calendar year, will receive an annual account statement. Participants whose account has some activity (dividend reinvestment, purchase or sale of shares or enrollment or withdrawal of shares) in any quarter will receive a quarterly statement generally within 45 days after the end of such quarter. If you do not reinvest dividends and your Plan account has no activity during any regular calendar quarterly period, you will not receive a quarterly statement until the next regular calendar quarter in which your account has activity. The statements will list information as to all transactions (shares purchased, sold, deposited or transferred in previous quarters plus applicable purchase and sale prices, aggregate shares owned in the Plan, etc.) for your account including year-to-date and other account information. Additionally, as soon as practicable following an optional cash purchase, sale of shares, gift, transfer or withdrawal of shares, the participant will receive a detailed confirmation of the transaction.

You are responsible for maintaining your own record of the cost basis of the certificated shares deposited with F.N.B. Shareholder Services or purchased through the Plan. Accordingly, you are urged to retain your account statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes (see "U.S. Federal Income Tax Information" on page 11.)

You should notify F.N.B. Shareholder Services promptly in writing of any change in your name or address since all notices, account statements and reports will be mailed to you at your address of record.


                       U.S. FEDERAL INCOME TAX INFORMATION

DIVIDEND INCOME AND TAX BASIS FOR PARTICIPATING SHAREHOLDERS

If a participant receives shares which are issued directly by the Corporation through reinvestment of dividends under the Plan, the participant will be treated as receiving a distribution equal to the fair market value of such shares, calculated as of the date when the shares are credited to the participant's account. If a participant receives shares that were acquired in the open market, the participant will be treated as receiving a distribution equal to the amount of the cash dividend which he could have received if he had not participated in the Plan. (See "Purchase of Shares Through the Plan" on page
6) The participant's tax basis of such shares will be equal to the amount of the distribution the participant is treated as receiving. If a participant acquires shares with optional cash payments (See "Optional Cash Investments" on page 5), the tax basis of shares purchased with optional cash payments will be equal to the amount of the optional payment made by the participant.

Participants should consult their own tax advisors regarding the tax consequences of account transactions. Certain tax information will be provided to participants by the Plan Administrator. In addition, employee participants holding restricted shares issued under a benefit plan of the Corporation imposing vesting, holding period or other restrictions on shares issued under such plan (a "Stock Plan") should refer to the Prospectus relating to the applicable Stock Plan for a discussion of the tax consequences of ownership of and transactions with respect to such shares.


HOLDING PERIOD

The holding period for Common Stock purchased through dividend reinvestment or optional cash payments begins on the date following the day on which the shares are credited to the shareholder's account.

DIVIDEND WITHHOLDING

In the case of any shareholder as to whom federal income tax withholding on dividends is required and in the case of a foreign shareholder whose taxable income under the Plan is subject to federal income tax withholding, the Corporation will reinvest dividends net of the amount of tax required to be withheld.



                                  MISCELLANEOUS

AVAILABLE INFORMATION/INCORPORATION OF DOCUMENTS BY REFERENCE

F.N.B. files annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information F.N.B. files with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York, and

Chicago, Illinois. Please call the SEC at 800-SEC-0330 for further information on the public reference rooms. F.N.B.'s SEC filings are also available to the public from commercial documents retrieval services and at the website maintained by the SEC at "http://www.sec.gov."


The SEC allows F.N.B. to "incorporate by reference" the information it files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:


         (1) F.N.B.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (2) F.N.B.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (3) F.N.B.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

         (4) F.N.B.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

         (5) F.N.B.'s Current Reports on Form 8-K filed November 15, 2000, January 9, 2001 and February 6, 2001; and

         (6) The description of the Common Stock of F.N.B. set forth in Pre-Effective Amendment No. 1 to F.N.B.'s registration statement on Form S-4, No. 333-40187, filed December 1, 1997.

Upon request, F.N.B. will provide, without charge, a copy of any or all of the documents incorporated by reference in this document (other than exhibits to the documents, unless the exhibits are specifically incorporated by reference). Your requests for copies should be directed to F.N.B. Shareholder Services, P.O. Box 11929, Naples, FL 34101-1129. Telephone: 888-441-4362.

STOCK SPLITS, STOCK DIVIDENDS AND OTHER DISTRIBUTIONS


In the event dividends are paid in shares of F.N.B. Common Stock, or if F.N.B. Common Stock is distributed in connection with any stock split or similar transaction, each Plan account will be adjusted to reflect the receipt of the F.N.B. Common Stock so paid or distributed.


VOTING OF PROXIES


Prior to any F.N.B. shareholders' meeting, F.N.B. will mail you proxy materials including a proxy card which will allow you to vote by proxy all of the shares for which you hold certificates and the shares, full and fractional, held in your Plan account. If you do not return the proxy card, or if you return it unsigned, your shares will not be voted at the meeting.

RESPONSIBILITY OF ADMINISTRATOR AND F.N.B. CORPORATION

Neither F.N.B. Corporation nor F.N.B. Shareholder Services nor any Independent Broker appointed to effect purchases or sales under the Plan will be liable for any act or for any omission to act except in case of willful misconduct or gross negligence. This includes, without limitation, any claims of liability for:


         - failure to terminate your account upon your death prior to receiving written notice of such death; or

         - purchase or sale prices reflected in your Plan account or the dates of purchase or sale of your Plan shares; or

         - any fluctuation in the market value of F.N.B. stock before or after your sale or purchase order to F.N.B. Shareholder Services is completed.


Neither F.N.B. Corporation nor F.N.B. Shareholder Services can assure you a profit or protect you against a loss on the shares you purchase or sell under the Plan.

FUTURE DIVIDENDS


The payment of dividends is at the discretion of F.N.B.'s Board of Directors and will depend upon future earnings, the financial condition of F.N.B. and its subsidiaries, regulatory restrictions and other factors. The Board may change the amount and timing of dividends at any time without notice. As a bank holding company, the principal source of funds for the payment of dividends on F.N.B. Common Stock are dividends received by F.N.B. from its subsidiaries. Various federal and state statutes, regulations and guidelines limit the amount of dividends these subsidiaries may pay to F.N.B. and for that reason may limit the amount of dividends F.N.B. can pay to the holders of F.N.B. Common Stock.


USE OF PROCEEDS

The proceeds (if any) to the Corporation from the sale of shares of F.N.B. Common Stock pursuant to the Plan will be used for general corporate purposes, including investments in and advances to its subsidiaries.

LEGAL MATTERS

The law firm of Cohen & Grigsby, P.C., Pittsburgh, Pennsylvania, rendered an opinion regarding the validity of the F.N.B. Common Stock covered by this Prospectus.

PLAN MODIFICATION OR TERMINATION

F.N.B. and/or F.N.B. Shareholder Services reserve the right to change any administrative procedures of the Plan at any time. F.N.B. also reserves the right to amend, modify, suspend or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination.

CHANGE OF ELIGIBILITY; TERMINATION


F.N.B. reserves the right to deny, suspend or terminate participation by a participant who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, F.N.B. Shareholder Services will notify you in writing and will continue to safekeep your shares but will no longer accept optional cash investments or reinvest your dividends. F.N.B. Shareholder Services will issue to you upon written request a stock certificate evidencing your Plan shares.


FOREIGN PARTICIPATION


If you live outside of the U.S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan, including laws or regulations of the country in which you reside. F.N.B. reserves the right to terminate participation of any participant if it deems it advisable under any foreign laws or regulations.


EXPERTS


The consolidated financial statements of F.N.B. at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated by reference in F.N.B.'s Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference. As to 1998, their report is based, in part, on the report of Bobbitt, Pittenger & Company, P.A., independent auditors, who audited Guaranty Bank & Trust Company. As to 1997, their report is based, in part, on the reports of Hacker, Johnson & Smith PA, independent auditors, who audited Seminole Bank and Citizens Holding Corporation and Bobbitt, Pittenger & Company, P.A., independent auditors, who audited Guaranty Bank & Trust Company.


The financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         Set forth below are estimates of the fees and expenses payable by the Company in connection with the offer and sale of the Common Stock:



         SEC Registration Fee..............................    $    987
         Blue Sky Qualification Fees and Expenses..........           0
         Legal Fees and Expenses...........................      15,000
         Accounting Fees and Expenses......................       5,000
         Printing, Materials, and Postage..................       6,000
         Miscellaneous Expenses............................       1,000
                                                               --------

                 Total.....................................    $ 27,987
                                                               ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


         Numbered Paragraph 6.b of the Articles of Incorporation, as amended, of F.N.B. Corporation provides as follows:


                  Directors and Officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action, suit or proceedings, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Corporation or otherwise), arising out of their service to the Corporation or to another organization at the request of the Corporation, or because of their positions with the Corporation. Persons who are not Directors or Officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such Director, Officer or other person against any liability, cost or expense asserted against or incurred by him in respect of such service, whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this paragraph. The provisions of this paragraph shall be applicable to persons who have ceased to be Directors or Officers, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder.

         Article IX of the Bylaws of F.N.B. Corporation provides that the Corporation shall indemnify each director and officer of the Corporation and of its controlled subsidiaries made or threatened to be made a party to any civil, criminal, administrative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of such director's or officer's service to the Corporation or to another organization at the Corporation's request against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director and officer in connection with such action, suit or proceeding. Indemnification shall not be made with respect to actions, suits or proceedings where the act or omission giving rise to the claim for indemnification has been determined to have constituted willful misconduct or recklessness or where prohibited by law. In addition, expenses incurred by each director and officer in defending any such action, suit or proceeding, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if an undertaking (in form and scope satisfactory to the Corporation) shall have been furnished to the Corporation to repay amounts so advanced if and to the extent it shall ultimately be determined that such officer or director is not to indemnification and certain other conditions shall have been satisfied. The Corporation may purchase and maintain insurance, create a fund of any nature, grant a security interest or otherwise secure or insure in any manner its indemnification obligations.


         Article II, Section 17 of the Bylaws of F.N.B. Corporation provides that to the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action.

         Section 1741 of the Pennsylvania Business Corporation Law (the "Pennsylvania BCL") provides that a corporation shall (subject to the provisions described in the second succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 1742 of the Pennsylvania BCL provides that a corporation shall (subject to the provisions described in the succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense of the settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court of common pleas or other court deems proper.

         Under Section 1744 of the Pennsylvania BCL, any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in a specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made:

         (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

         (2) If such quorum is not obtainable or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         (3) By the shareholders.


         Notwithstanding the above, Section 1743 provides that to the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Under Section 1745 of the Pennsylvania BCL, expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

         Section 1746 of the Pennsylvania BCL further provides that the indemnification provided by Sections 1741, 1742 and 1743 and the advancement of expenses provided by Section 1745 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, disinterested directors or otherwise, both as to action in his official capacity and as to action in other capacity while holding that office. A corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to Section 1746 or otherwise. Indemnification pursuant to Section 1746 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Indemnification pursuant to Section 1746 under any bylaw, agreement, vote of shareholders, or directors or otherwise may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in such Section 1746 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Section 1746 declares such indemnification to be consistent with the public policy of Pennsylvania.

         The foregoing is only a general summary of certain aspects of Pennsylvania law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which the person for whose benefit indemnification shall or may be made and accordingly are incorporated herein by reference as Exhibit 99.2 of this registration statement.


ITEM 16.  EXHIBITS.

         The following exhibits are filed with this Registration Statement.

    EXHIBIT NO.                            DESCRIPTION OF EXHIBIT
--------------------       -----------------------------------------------------

        4.1                The Registrant's Restated Articles of Incorporation
                           (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996)

        4.2 The Registrant's Bylaws, as amended (incorporated by reference to Exhibit 4 of the Registrant's report on Form 10-Q for the quarter ended June 30, 1994).

      4.3(a)               Designation statement defining the rights of F.N.B.
                           Corporation Series A - Cumulative Convertible
                           Preferred Stock (incorporated by reference to Exhibit
                           4A of the Registrant's Form S-14 Registration
                           Statement, File No. 2-96404).

      4.3(b)               Designation statement defining the rights of F.N.B.
                           Corporation Series B - Cumulative Convertible
                           Preferred Stock (incorporated by reference to Exhibit
                           4.3 of the Registrant's Form S-2 Registration
                           Statement File, No. 33-45888).

        4.4 The Registrant agrees to furnish to the Commission upon request copies of all instruments not filed herewith defining the rights of holders of long-term debt of the Registrant and its subsidiaries.

        5*                 Opinion of Cohen & Grigsby, P.C. re: legality.

        8*                 Opinion of Cohen & Grigsby, P.C. re: tax matters.

       23.1*               Consent of Cohen & Grigsby, P.C.

       23.2                Consent of Ernst & Young, LLP

       23.3                Consent of Bobbitt Pittinger & Company, P.A.

       23.4                Consent of Hacker, Johnson & Smith PA.

        24*                Power of Attorney



*    Previously filed.


ITEM 17.  UNDERTAKINGS


         (a)      The undersigned Registrant hereby undertakes:

                  (1) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and


                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hermitage, Commonwealth of Pennsylvania, on the 7th day of February, 2001.



                         F.N.B. CORPORATION

                         By: /s/ Gary L. Tice
                            ---------------------------------------------
                            Gary L. Tice, President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the following capacities on the dates indicated.


             Signature                              Title                             Date
             ---------                              -----                             ----

                 *                         Chairman of the Board               February 7, 2001
---------------------------------------
       Peter Mortensen

/s/ Gary L. Tice                          President, Chief Executive           February 7, 2001
---------------------------------------     Officer and Director
       Gary L. Tice

                 *                          Vice Chairman                      February 7, 2001
---------------------------------------
       Stephen J. Gurgovits

/s/ John D. Waters                          Vice President and Chief           February 7, 2001
---------------------------------------     Financial Officer (Principal
       John D. Waters                     Financial and Accounting Officer)


                                                  Director
---------------------------------------                                        ----------------
       W. Richard Blackwood

                                                  Director
---------------------------------------                                        ----------------
          Alan C. Bomstein

                 *                                Director                     February 7, 2001
---------------------------------------
       William B. Campbell

                 *                                Director                     February 7, 2001
---------------------------------------
       Charles T. Cricks

                 *                                Director                     February 7, 2001
---------------------------------------
       Henry M. Ekker


                 *                                Director                     February 7, 2001
---------------------------------------
       James W. Lindsay

                 *                                Director                     February 7, 2001
---------------------------------------
       Paul P. Lynch

                                                  Director
---------------------------------------                                        ----------------
       Edward J. Mace

                                                  Director
---------------------------------------                                        ----------------
       Robert S. Moss

                                                  Director
---------------------------------------                                        ----------------
       William A. Quinn

                 *                                Director                     February 7, 2001
---------------------------------------
       William J. Strimbu

                 *                                Director                     February 7, 2001
---------------------------------------
       Archie O. Wallace

                 *                                Director                     February 7, 2001
---------------------------------------
       James T. Weller

                                                  Director
---------------------------------------                                        ----------------
       Eric J. Werner

                                                  Director
---------------------------------------                                        ----------------
       R. Benjamin Wiley

                                                  Director
---------------------------------------                                        ----------------
       Donna C. Winner


*By: /s/ John D. Waters
     -------------------
      John D. Waters, as Attorney-in-Fact

                                  EXHIBIT INDEX


    EXHIBIT NO.                           DESCRIPTION OF EXHIBIT
--------------------       ----------------------------------------------------

        4.1                The Registrant's Restated Articles of Incorporation
                           (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996)

        4.2 The Registrant's Bylaws, as amended (incorporated by reference to Exhibit 4 of the Registrant's report on Form 10-Q for the quarter ended June 30, 1994).

      4.3(a)               Designation statement defining the rights of F.N.B.
                           Corporation Series A - Cumulative Convertible
                           Preferred Stock (incorporated by reference to Exhibit
                           4A of the Registrant's Form S-14 Registration
                           Statement, File No. 2-96404).

      4.3(b)               Designation statement defining the rights of F.N.B.
                           Corporation Series B - Cumulative Convertible
                           Preferred Stock (incorporated by reference to Exhibit
                           4.3 of the Registrant's Form S-2 Registration
                           Statement File, No. 33-45888).

        4.4 The Registrant agrees to furnish to the Commission upon request copies of all instruments not filed herewith defining the rights of holders of long-term debt of the Registrant and its subsidiaries.

        5*                 Opinion of Cohen & Grigsby, P.C. re: legality.

        8*                 Opinion of Cohen & Grigsby, P.C. re: tax matters.

       23.1*               Consent of Cohen & Grigsby, P.C.

       23.2                Consent of Ernst & Young, LLP

       23.3                Consent of Bobbitt Pittinger & Company, P.A.

       23.4                Consent of Hacker, Johnson & Smith PA.

        24*                Power of Attorney


*    Previously filed.